Exhibit 99.1

CONTACT:
Sherry Lauderback
VP, IR & Communications
(248) 631-5506
sherrylauderback@trimascorp.com

TRIMAS COMPLETES THE SALE OF ITS LAMONS DIVISION

BLOOMFIELD HILLS, Michigan, December 20, 2019 - TriMas (NASDAQ: TRS) today announced that it has successfully completed the sale of its Lamons division, a transaction entered into with an investment fund sponsored by First Reserve on November 1, 2019. Lamons was sold for approximately $135 million in cash, subject to customary post-closing adjustments.

“The funds from this transaction, combined with our strong balance sheet and robust levels of free cash flow, afford us the opportunity to continue to advance our disciplined capital allocation strategy,” said Thomas Amato, President and Chief Executive Officer of TriMas. “This strategic step also unlocks TriMas’ ability to reposition our portfolio by concentrating our resources and investments in our Packaging and Aerospace segments.”

TriMas will report the 2019 results of its Lamons division, which was previously reported in the Specialty Products segment, as discontinued operations beginning in the fourth quarter of 2019.

About TriMas
TriMas is a global manufacturer and provider of products for customers predominantly in the consumer products, aerospace and industrial end markets, with approximately 3,400 dedicated employees in 11 countries. We provide customers with a wide range of innovative and quality product solutions through our market-leading businesses. Our TriMas family of businesses has strong brand names in the end markets served, and operates under a common set of values and strategic priorities under the TriMas Business Model. TriMas is publicly traded on the NASDAQ under the ticker symbol “TRS,” and is headquartered in Bloomfield Hills, Michigan. For more information, please visit www.trimascorp.com.

About First Reserve
First Reserve is a leading global private equity investment firm exclusively focused on energy. With over 35 years of industry insight, investment expertise and operational excellence, the Firm has cultivated an enduring network of global relationships and raised approximately $32 billion of aggregate capital since inception. First Reserve has completed over 650 transactions (including platform investments and add-on acquisitions), creating several notable energy companies throughout the Firm’s history. Its portfolio companies have operated on six continents, spanning the energy spectrum from upstream oil and gas to midstream and downstream, including resources, equipment and services, and associated infrastructure. Please visit www.firstreserve.com for further information.

Notice Regarding Forward-Looking Statements
Any "forward-looking" statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, contained herein, including those relating to the Company’s business, financial condition or future results, involve risks and uncertainties with respect to, including, but not limited to: general economic and currency conditions; material and energy costs; risks and uncertainties associated with intangible assets, including goodwill or other intangible asset impairment charges; competitive factors; future trends; the Company’s ability to realize its business strategies; the Company’s ability to identify attractive acquisition candidates, successfully integrate acquired operations or realize the intended benefits of such acquisitions; information technology and other cyber-related risks; the performance of subcontractors and suppliers; supply constraints; market demand; intellectual property factors; litigation; government and regulatory actions, including, but not limited to, the impact of tariffs, quotas and surcharges; the Company’s leverage; liabilities imposed by debt instruments; labor disputes; changes to fiscal and tax policies; contingent liabilities relating to acquisition activities; the disruption of operations from catastrophic or extraordinary events, including natural disasters; the potential impact of Brexit; tax considerations relating to the Cequent spin-off; the Company’s future prospects; and other risks that are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements, except as required by law.

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